Exhibit 99.1


[CAPITAL TRUST LOGO]

Contact:   Rubenstein Associates

           Robert Solomon: (212) 843-8050



                Capital Trust Reports Second Quarter 2004 Results
                -------------------------------------------------


      NEW YORK, NY - August 16, 2004 - Capital Trust, Inc. (NYSE: CT) today reported second quarter 2004 net income of 47 cents per share (diluted), an increase of one cent per share compared to both the first quarter of this year and the second quarter of last year. For the six months ended June 30, 2004, net income totaled 93 cents per share (diluted) compared to 92 cents for the same period in the prior year.

      "We are pleased to report second quarter operating results in line with our expectations," said John Klopp, Capital Trust's CEO. "In addition, we have now completed several important transactions which significantly enhance the future earnings power of CT. From March 31 through the end of July, we closed over $265 million of new interest earning assets, executed our first CDO financing, added $125 million to shareholders' equity and substantially increased the float and liquidity of our shares."

      On May 11, 2004, the Company announced that affiliates of W. R. Berkley Corporation acquired 1,310,000 shares of its class A common stock and warrants to purchase an additional 365,000 shares. After shareholder approval at Capital Trust's June 17, 2004 annual meeting, the Berkley affiliates purchased an additional 325,000 shares of class A common stock on June 21, 2004. All of the shares were sold at a price of $23.40 per share.

      On July 20, 2004, the Company announced the closing of two simultaneous transactions:

        o the purchase from GMAC Commercial Mortgage Corporation of 40 floating rate B Notes and one mezzanine loan totaling $251.2 million, increasing the interest earning assets of Capital Trust by 63% as compared to June 30, 2004; and

        o the issuance of $320.8 million of collateralized debt obligations by Capital Trust RE CDO 2004-1 Ltd., a wholly owned subsidiary of the Company, providing CT with cost effective, index-matched, non-recourse financing.


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Capital Trust
Page 2


      The $251.2 million of assets purchased from GMAC, along with $72.9 million of B Notes, mezzanine loans and subordinate CMBS from the Capital Trust portfolio, comprise the initial collateral for the CDO. The $252.8 million of investment grade floating rate CDOs were sold to third-party investors, and Capital Trust retained all of the below investment grade and unrated debt securities of the CDO issuer.

      On July 28, 2004, the Company announced the closing of a public offering in which 4,025,000 shares of common stock were sold at a price of $23.75 per share. Capital Trust sold 1,888,289 primary shares, including 525,000 shares pursuant to an over-allotment option exercised by the underwriters. Proceeds to the Company totaled $42.5 million or $22.53 per share after payment of underwriting discounts and commissions. Holders of 50% of the Company's convertible trust preferred securities converted their securities and sold 2,136,711 shares of common stock in the offering.

      The Company will conduct a management conference call at 10:00 A.M. Eastern Time on August 17 to discuss second quarter 2004 results. Interested parties can access the call toll free by dialing (800) 540-0559. The conference ID is "CAPITAL." A recorded replay will be available from 12:00 p.m. on August 17 through midnight on August 31. The replay call number is (888) 567-0676.

      Selected financial highlights are outlined below:


Balance Sheet
-------------

      Total assets were $472.2 million at June 30, 2004, a $72.3 million (18.1%) increase from $399.9 million at December 31, 2003. New loan originations, purchases of CMBS and increased cash levels accounted for the increase in assets. During the six months ended June 30, 2004, the Company made five new loan and CMBS investments aggregating $82.1 million, received partial repayments on ten mortgage and property mezzanine loans totaling $7.5 million and received one property mezzanine loan and one B Note satisfaction totaling $16.9 million. Investments in Federal Home Loan Mortgage Corporation ("FHLMC") Gold 6.5% securities continued to repay as expected until the Company sold all of the remaining FHLMC securities in June 2004, recognizing a $300,000 gain on the sale.

      Shareholders' equity totaled $138.6 million at June 30, 2004, an increase of $42.6 million (44.4%) from the $96.0 million total at December 31, 2003. The primary driver of the increase was the direct placement of common stock to affiliates of W. R. Berkley Corporation, which provided the Company with $38.0 million of new capital. Additional increases to shareholders' equity resulted from an increase in the value of interest rate hedges, partially offset by a decrease in the market value of our available-for-sale CMBS.

      In evaluating the Financial Accounting Standards Board's Interpretation No. 46R, effective March 15, 2004, the Company concluded it could no longer consolidate CT Convertible Trust I, the issuer of the convertible trust preferred securities. As a result, the convertible trust preferred securities have been eliminated from the balance sheet and


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Capital Trust
Page 3


replaced by the underlying step up convertible junior subordinated debentures. On the income statement, interest payments on the debentures are now reported as "interest and related expenses on convertible junior subordinated debentures." The Company elected to restate prior periods for the application of Interpretation 46R and there was no change to previously reported net income as a result of such restatement.

      Subsequent to this restatement, total liabilities at June 30, 2004 were $333.6 million, including total debt of $321.4 million, which represented an increase of $29.7 million from the $303.9 million at December 31, 2003. The Company utilized debt along with proceeds from the sale of common stock to finance its balance sheet investment activity, resulting in a decrease to its debt-to-equity ratio from 3.0-to-1 at December 31, 2003 to 2.3-to-1 at June 30, 2004.

Investment Management
---------------------

      The Company acts as investment manager for two private equity funds, CT Mezzanine Partners III, Inc. ("Fund III") and CT Mezzanine Partners II LP ("Fund II").

      Fund III commenced its investment period in June of 2003 and to date the Company has contributed $6.3 million (representing 31.5% of its total $20 million commitment) to fund its share of Fund III's investment activities. From December 31, 2003 to June 30, 2004, the Company originated $309 million of new loans on behalf of Fund III, bringing total originations since inception to $521 million. Over its term, the Company will earn co-investment income, base management fees and, potentially, incentive management fees from Fund III. The Company will earn base management fees of $6.0 million per annum during Fund III's investment period, after which base management fees will be calculated on the basis of invested capital instead of committed capital. At June 30, 2004, Fund III has $386.1 million of outstanding loans and investments.

      Fund II ended its investment period in April 2003 and the Company will continue to manage the Fund II portfolio assets until they are repaid or otherwise liquidated in the ordinary course of business. The Company earns co-investment income, base management fees (calculated on the basis of invested capital) and, potentially, incentive management fees from Fund II. From December 31, 2003 to June 30, 2004, Fund II made capital distributions to the Company totaling $4.5 million, reducing the Company's investment in Fund II to $8.8 million as of June 30, 2004. The Company also earned $522,000 of base management fees from Fund II during the second quarter. To date, no incentive management fees have been earned. At June 30, 2004, Fund II has $324.1 million of outstanding loans and investments.


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Capital Trust
Page 4


Operating Results
-----------------

      For the quarter ended June 30, 2004, the Company reported total revenues of $11.9 million and net income of $3.5 million, representing basic earnings per share of 48 cents and diluted earnings per share of 47 cents. The calculation of basic earnings per share is based on 7.4 million weighted average shares outstanding, while diluted earnings per share is based on 7.5 million weighted average shares outstanding, reflecting the potential dilution from in-the-money stock options and warrants. For the same period in 2003, the Company reported total revenues of $10.7 million and net income of $2.6 million (46 cents per share based on 5.6 million weighted average diluted shares outstanding). This increase was primarily the result of an increase in investment management fees. Since the investment period for Fund III did not commence until June 2003, the Company earned only one month of base management fees during the three months ended June 30, 2003, while in 2004, base management fees on Fund III were collected for each month in the three-month period. Also, increases in net income from loans and investments resulted from CT's use of the proceeds from the sale of common stock in May and June of 2004 to reduce debt.

      For the six months ended June 30, 2004, the Company reported total revenues of $23.4 million and net income of 93 cents per share (based on 7.1 million weighted average diluted shares outstanding) compared to total revenues of $21.9 million and net income of 92 cents per share (based on 5.6 million weighted average diluted shares outstanding) in the same period of 2003. The increase was again primarily the result of increased investment management fees.

      Interest income for the quarter and six months ended June 30, 2004 increased from the same periods in the prior year as a result of higher levels of interest earning assets. Interest income was positively impacted due to an increase in average interest earning assets from approximately $348.6 million and $350.1 million for the three and six months ended June 30, 2003, respectively, to approximately $411.5 million and $398.4 million for the three and six months ended June 30, 2004, respectively. Offsetting this increase in average assets was a reduction in the average interest rate earned on assets from 10.1% and 9.9% for the three and six months ended June 30, 2003, respectively (after adjustment for additional income received on the early repayment of loans), to 8.9% and 9.2% for the three and six months ended June 30, 2004, respectively. These decreases were due to a reduction in average LIBOR, the repayment of two fixed rates loans (which earned interest at rates in excess of the portfolio average) and a change in the mix of the investment portfolio to include lower risk B Notes in 2004 (which generally carry lower credit spreads than mezzanine loans and can be financed more efficiently).

      Interest and related expenses on secured debt increased by $337,000 for the six months ended June 30, 2004 when compared to the same period in 2003 due to a higher level of average outstanding interest-bearing liabilities ($219.3 million for the six months ended June 30, 2004 vs. $208.9 million for the six months ended June 30, 2003) and an increase in the average rate paid on those liabilities from 4.6% to 4.7%. Interest and related expenses was virtually unchanged for the three months ended June 30, 2004


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Capital Trust
Page 5


compared to the same period in 2003, as an increase in the average amount outstanding was offset by a decrease in the rate paid on borrowings.

      The increase in other revenue in both periods was primarily the result of the gain recognized on the sale of the FHLMC securities and new revenues from Fund III, which began operations in June 2003, offset by decreases in revenues from Fund II.

Dividends
---------

      On June 22, 2004, the Company's Board of Directors declared a second quarter 2004 cash dividend of 45 cents per share of class A common stock. The cash dividend was paid on July 15, 2004 to stockholders of record on June 30, 2004.

Forward-Looking Statements
--------------------------

      The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, new origination volume, the continued credit performance of the Company's loan and CMBS investments, the asset/liability mix, the effectiveness of the Company's hedging strategy and the rate of repayment of the Company's portfolio assets, as well as other risks indicated from time to time in the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

      Capital Trust, Inc. is a finance and investment management company focused on the commercial real estate industry and headquartered in New York. To date, Capital Trust, for its own account or for funds under management, has originated $3.9 billion of commercial real estate mezzanine investments.


Tables to follow


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                      Capital Trust, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                       June 30, 2004 and December 31, 2003
                                 (in thousands)




                                                                                               June 30,              December 31,
                                                                                                 2004                    2003
                                                                                           -----------------     -----------------
                                                                                               Unaudited               Audited
                                        Assets

  Cash and cash equivalents                                                                   $     39,865          $      8,738
  Available-for-sale securities, at fair value                                                        --                  20,052
  Commercial mortgage-backed securities available-for-sale, at fair value                          195,037               158,136
  Loans receivable, net of $6,672 reserve for possible credit losses at June 30, 2004 and
   December 31, 2003                                                                               199,825               177,049
  Equity investment in CT Mezzanine Partners I LLC ("Fund I"), CT Mezzanine
   Partners II LP ("Fund II"), CT MP II LLC ("Fund II GP") and CT Mezzanine
   Partners III, Inc. ("Fund III") (together "Funds")                                               21,193                21,988
  Deposits and other receivables                                                                         3                   345
  Accrued interest receivable                                                                        2,734                 3,834
  Interest rate hedge assets                                                                         3,071                   168
  Deferred income taxes                                                                              4,871                 3,369
  Prepaid and other assets                                                                           5,601                 6,247
                                                                                           -----------------     -----------------
Total assets                                                                                  $    472,200          $    399,926
                                                                                           =================     =================

                          Liabilities and Shareholders' Equity

Liabilities:
  Accounts payable and accrued expenses                                                       $     10,087          $     11,041
  Credit facilities                                                                                 50,000                38,868
  Term redeemable securities contract                                                                 --                  11,651
  Repurchase obligations                                                                           178,944               146,894
  Step up convertible junior subordinated debentures                                                92,487                92,248
  Deferred origination fees and other revenue                                                        2,097                 3,207
                                                                                           -----------------     -----------------
Total liabilities                                                                                  333,615               303,909
                                                                                           -----------------     -----------------


Shareholders' equity:
  Class A common stock, $0.01 par value, 100,000 shares authorized, 8,236 and 6,502 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively
   ("class A common stock")                                                                             82                    65
  Restricted class A common stock, $0.01 par value, 64 and 34 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively  ("restricted class A
   common stock" and together with class A common stock, "common stock")                                 1                  --
  Additional paid-in capital                                                                       181,783               141,402
  Unearned compensation                                                                             (1,189)                 (247)
  Accumulated other comprehensive loss                                                             (30,669)              (33,880)
  Accumulated deficit                                                                              (11,423)              (11,323)
                                                                                           -----------------     -----------------
Total shareholders' equity                                                                         138,585                96,017
                                                                                           -----------------     -----------------

Total liabilities and shareholders' equity                                                    $    472,200          $    399,926
                                                                                           =================     =================


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


                      Capital Trust, Inc. and Subsidiaries
                        Consolidated Statements of Income
                Three and Six Months Ended June 30, 2004 and 2003
                      (in thousands, except per share data)
                                   (unaudited)




                                                                  Three Months Ended                 Six Months Ended
                                                                       June 30,                          June 30,
                                                         -----------------------------------  --------------------------------
                                                               2004                2003            2004              2003
                                                         -----------------    -------------    -------------    --------------
Income from loans and other investments:
   Interest and related income                             $     9,172         $     8,737      $    18,190      $    17,766
   Less: Interest and related expenses on secured debt           2,454               2,458            5,090            4,753
   Less: Interest and related expenses on step up
    convertible junior subordinated debentures                   2,432               2,432            4,865            4,865
                                                         -----------------    -------------    -------------    --------------
     Income from loans and other investments, net                4,286               3,847            8,235            8,148
                                                         -----------------    -------------    -------------    --------------

Other revenues:
   Management and advisory fees from Funds                       2,031               1,432            4,115            2,808
   Income/(loss) from equity investments in Funds                  431                 533              825            1,318
   Gain on sales of investments                                    300                --                300             --
   Other interest income                                             8                  19               16               38
                                                         -----------------    -------------    -------------    --------------
     Total other revenues                                        2,770               1,984            5,256            4,164
                                                         -----------------    -------------    -------------    --------------

 Other expenses:
   General and administrative                                    3,154               2,989            6,092            6,693
   Other interest expense                                         --                  --               --                --
   Depreciation and amortization                                   274                 256              548              488
   Provision for/(recapture of) allowance for
    possible credit losses                                        --                  --               --               --
                                                         -----------------    -------------    -------------    --------------
     Total other expenses                                        3,428               3,245            6,640            7,181
                                                         -----------------    -------------    -------------    --------------

Income before income taxes                                       3,628               2,586            6,851            5,131
    Provision for income taxes                                      88                --                229             --
                                                         -----------------    -------------    -------------    --------------

Net income                                                 $     3,540         $     2,586      $     6,622      $     5,131
                                                         =================    =============    =============    ==============

Per share information:
   Net earnings per share of common stock:
     Basic                                                 $      0.48         $      0.46      $      0.95      $      0.93
                                                         =================    =============    =============    ==============
     Diluted                                               $      0.47         $      0.46      $      0.93      $      0.92
                                                         =================    =============    =============    ==============
   Weighted average shares of common stock outstanding:
     Basic                                                   7,414,509           5,579,341        6,998,960        5,525,307
                                                         =================    =============    =============    ==============
     Diluted                                                 7,541,416           5,628,502        7,122,274        5,557,277
                                                         =================    =============    =============    ==============

  Dividends declared per share of common stock             $      0.45         $      0.45      $      0.90      $      0.90
                                                         =================    =============    =============    ==============


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